SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) - August 7, 2002



                              EMERGING VISION, INC.
             (Exact name of registrant as specified in its charter)


             NEW YORK                    1-14128                11-3096941
  (State or other jurisdiction    (Commission File No.)      (I.R.S. Employer
of incorporation or organization)                            Identification No.)



                         100 Quentin Roosevelt Boulevard
                              Garden City, NY 11530
          (Address of principal executive offices, including zip code)


                                 (516) 390-2100
              (Registrant's telephone number, including area code)


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Item 4.  Changes in Registrant's Certifying Accountant

     As previously reported in our Current Report on Form 8-K filed June 24, 2002, on April 29, 2002, the Audit Committee of the Board of Directors of Emerging Vision, Inc. (the "Registrant") recommended that the Registrant discontinue the retention of Arthur Andersen LLP for future audits of its financial statements and, on June 18, 2002, the Registrant formally dismissed Andersen as its independent public accountants.

     On  August  5,  2002,  the  Audit  Committee  recommended  to the  Board of
Directors (the "Board") that it select Miller Ellin & Company LLP ("Miller Ellin") as its new independent public accountants, which recommendation was so accepted and unanimously passed by the Board and, on August 7, 2002, the Registrant engaged Miller Ellin as its new independent public accountants for the year ended December 31, 2002. During the Registrant's two most recent fiscal years and any subsequent period through August 7, 2002, the Registrant has not consulted with Miller Ellin regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, in respect of which either a written report was provided to the Registrant or oral advice was provided that Miller Ellin concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized


                                                     EMERGING VISION, INC.
                                                         (Registrant)

                                               By: /s/ Christopher G. Payan
                                               ---------------------------------
                                                   Christopher G. Payan
                                                   Senior Vice President,
                                                   Chief Financial Officer and
                                                   Co-Chief Operating Officer
                                                   (Principal Financial Officer)


Date:  August 12, 2002